Exhibit 5.1

June 20, 2008
MicroFinancial Incorporated
10-M Commerce Way
Woburn, Massachusetts 01801
     Re:    MicroFinancial Incorporated Registration Statement on Form S-8
Ladies and Gentlemen:
     We have acted as counsel to MicroFinancial Incorporated, a Massachusetts corporation (the “Corporation”), in connection with a registration statement on Form S-8 (the “Registration Statement”) to be filed today with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), for the registration of 1,000,000 shares of the Corporation’s Common Shares, par value $0.01 per share (the “Shares”), to be issued under the MicroFinancial Incorporated 2008 Equity Incentive Plan (the “Plan”).
     We have participated in the preparation of the Registration Statement and have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Corporation and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
     In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.
     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Shares have been duly authorized by all necessary corporate action of the Corporation and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.
     The foregoing opinions are limited to the laws of the Commonwealth of Massachusetts.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,
/s/ Edwards Angell Palmer & Dodge LLP

EDWARDS ANGELL PALMER & DODGE LLP